UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2008
Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600

(Registrant’s telephone number including area code)
Not applicable

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On January 9, 2008, Robbins & Myers, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended November 30, 2007. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 8.01	Other Events
On January 8, 2008, the Board of Directors of the Company declared a 2-for-1 stock split of the Company’s common shares, to be effected in the form of a share dividend (the “Stock Split”). Shareholders will receive one additional share for each common share of the Company owned as of the close of business on the record date of February 4, 2008. The additional shares will be issued on February 28, 2008. A copy of the Company’s press release announcing the Stock Split is furnished herewith as Exhibit 99.2.
On January 8, 2008, the Board of Directors also increased the Company’s quarterly dividend on its common shares from $0.065 per share to $0.075 per share stated on a pre-Stock Split basis. The Board also declared a dividend of $0.075 per share payable on February 16, 2008 to holders of record on January 25, 2008.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits — See Index to Exhibits
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: January 9, 2008	By:	/s/ Christopher M. Hix
Christopher M. Hix
Vice President and Chief Financial Officer

INDEX TO EXHIBITS
99     ADDITIONAL EXHIBITS

99.1	First Quarter Fiscal 2008 Earnings Press Release of Robbins & Myers, Inc., dated January 9, 2008.

99.2	Press Release of Robbins & Myers, Inc. Relating to Stock Split, dated January 9, 2008